Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The MasTec, Inc. 401(k) Retirement Plan
Miami, Florida
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139996, No. 033-55327 and No. 333-277593) of MasTec, Inc. of our report dated June 26, 2024, relating to the financial statements and supplemental schedules of The MasTec, Inc. 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2023.
/s/ BDO USA, P.C.
Miami, Florida
June 26, 2024